WYLE ELECTRONICS

              INCENTIVE STOCK OPTION AGREEMENT


          THIS AGREEMENT is dated as of the __ day of __________
19__, between Wyle Electronics, a California corporation (the
"Corporation"), and _______________ (the "Employee").

                      W I T N E S S E T H

          WHEREAS, the Corporation has adopted and the share-holders of the Corporation have approved the Wyle Electronics
1995 Stock Incentive Plan (the "Plan").

          WHEREAS, pursuant to Article 2 of the Plan, the Committee has granted an option to the Employee upon the terms and conditions evidenced hereby, as required by the Plan, which option is intended as and shall be deemed to be an incentive stock option within the meaning of Section 422 of the Code.

          NOW, THEREFORE, in consideration of the services rendered and to be rendered by the Employee, the Corporation and the Employee agree to the terms and conditions set forth herein (including the terms and conditions incorporated by reference from the Plan).

          1. Defined Terms. Capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

          2. Option Grant. This Agreement evidences the grant to the Employee, as of _______________, 19__ (the "Award Date"), of an incentive stock option (the "Option") to purchase an aggregate of _________ shares of Common Stock under Article 2 of the Plan, subject to adjustment as provided in or pursuant to the Plan.

          3. Exercise Price. The Option entitles the Employee to purchase on the terms and conditions set forth herein all or any part of the Option shares at a price per share of $_________, which represents the Fair Market Value of a share of Common Stock on the Award Date.

          4. Vesting. Except as provided in the Plan or in any resolution of the Committee adopted after the date hereof, no portion of the Option may be exercised until one year after the Award Date. [ALTERNATIVE: After such date, the Option may be exercised from time to time up to the total number of shares subject to the Option (subject to adjustment).] [ALTERATIVE:
After such date, the Option may be exercised in installments as to 20% of the aggregate number of shares set forth in Section 2 hereof (subject to adjustment) on or after the first anniversary of the Award Date and as to an additional 20% of the aggregate number of such shares (subject to adjustment) on or after each of the second, third, fourth and fifth anniversaries of the Award Date.] If the Employee does not, in any given year, purchase all of the shares which he or she is entitled to purchase, the Employee's right to purchase any shares not so purchased shall continue until expiration or termination of the Option. Fractional share interests shall be disregarded, but may be cumulated.

          5.  Option Term.  The Option shall terminate on
_________________ (the day before the tenth anniversary of the Award Date) (the "Expiration Date") unless earlier terminated in accordance with the Plan.

          6.  Termination of Employment.

          (a) The Option and all other rights hereunder, to the extent not exercised prior to the date the Employee ceases to be employed by the Corporation or any Subsidiary, shall terminate on such date; provided, however, that the Employee may, to the extent the Option shall have become exercisable prior to such time as the Employee ceased to be employed by the Corporation or any Subsidiary, exercise the Option at any time within (i) up to three months after termination of employment by reason of retirement under the provisions of any retirement plan of the Corporation then in effect, unless such period is extended by the Committee pursuant to Section 6.3 of the Plan; or (ii) up to 12 months after the Employee's death or Total Disability, if the Employee dies or becomes Totally Disabled while in the employ of the Corporation. The Committee shall have the authority to provide (at the time of termination) in the event of cessation of employment, voluntary or involuntary and with or without cause, that the exercise of the Option may be permitted up to any later date (but not beyond the Expiration Date) to the extent the Option is exercisable on the date of cessation of employment.
A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for purposes of this section, but no Option may be exercised during any such leave of absence, except during the first three months thereof. Unless sooner terminated pursuant to the Plan or extended by the Committee pursuant to Section 6.3 of the Plan, the Option shall expire at the end of the applicable period specified in clauses
(i) or (ii) above, to the extent not exercised within that period.

          (b) Notwithstanding the foregoing, the Option will cease to be an incentive stock option and will be treated for tax purposes as a nonqualified stock option unless the Option is exercised prior to (i) three months after the Employee's termination of employment for any reason other than death or Total Disability, (ii) one year after the Employee's termination of employment, if such termination is by reason of Total Disability or if the Employee's Total Disability occurs within the three-month period following termination of employment, or
(3) the Expiration Date, if the Employee's termination of employment is by reason of death or if the Employee dies within the three-month period following termination of employment. In no event may the Option be exercised by any person after the Expiration Date.

          7. Method of Exercise. The Option shall be exercised by the Employee's delivery to the Corporation of a written notice stating the number of shares to be purchased pursuant to the Option and accompanied by payment made in accordance with and in the forms described in Section 2.2 of the Plan for the full purchase price of the shares to be purchased, subject to such limitations and rules or procedures as the Committee may from time to time establish as to non-cash payment and, if then applicable, to the tax withholding requirements of Section 6.5 of the Plan. To the extent the Committee has not established rules and procedures with respect to non-cash payments for shares, the Employee may only deliver shares of Common Stock or pay with notes pursuant to Section 2.2 of the Plan, with the prior approval of the Committee.

          8. Limitations on Incentive Stock Options. In the event that the Employee is granted incentive stock options (whether under this Agreement or any other incentive stock option agreement) and the aggregate fair market value (determined as of the date of grant of each option) of the Common Stock with respect to which such options are first exercisable in any calendar year exceeds $100,000, the most recently granted options shall be treated as nonqualified stock options to the extent of the excess. In addition, in the case of simultaneously granted options, the Corporation may, in the manner and to the extent permitted by law, designate which shares are to be treated as stock acquired pursuant to the exercise of an incentive stock option.

          9. Non-Transferability of Option. The Option and any other rights of the Employee under this Agreement and the Plan are nontransferable as provided in Section 1.8 of the Plan.

          10. Adjustments upon Specified Changes. As set forth in Section 6.2 of the Plan, upon the occurrence of certain events relating to the Corporation's stock, including, without limitation, merger, reorganizations and recapitalizations, the Committee has the discretion to make adjustments in the number and kind of shares that may be issuable under, or in the consideration payable with respect to, the Option.

          11.  Notices.  Any notice to be given to the
Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office located at 15370 Barranca Parkway, Irvine, California 92718, to the attention of the Corporate Secretary, and any notice to be given to the Employee shall be addressed to him or her at the address given beneath the Employee's signature hereto or at such other address as either party may hereafter designate in writing to the other party.

         12. Tax Withholding. The provisions of Section 6.5 of the Plan shall govern any withholding of taxes that the Company is required to make with respect to the exercise of the Option.

         13. Notice of Disposition. The Employee agrees to notify the Corporation of any sale or other disposition of any shares of Common Stock received upon exercise of the Option if such sale or disposition occurs within two years after the Award Date or within one year after the date of exercise of the Option.

         14. Amendment, Termination and Suspension. The amendment, termination and suspension of the Plan shall be governed by Section 6.6 of the Plan. The Committee with the consent of the Employee may make such modifications of the terms and conditions of the Option as the Committee shall deem advisable, including, without limitation, those adjustments described in Section 6.6(d) of the Plan.

         15. General Terms. The Option and this Agreement are subject to, and the Corporation and the Employee agree to be bound by, the provisions of the Plan that apply to the Option, including but not limited to Articles I, II, VI and VII. Such provisions are incorporated herein by this reference. The Employee acknowledges receiving a copy of the Plan and reading its applicable provisions. Provisions of the Plan that grant discretionary authority to the Committee shall not create any rights in the Employee, unless such rights are expressly set forth herein.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              WYLE ELECTRONICS


                              By: _________________________

                              Title: ______________________


                              EMPLOYEE


                              _____________________________
                              (Signature)


                              _____________________________
                              (Print Name)


                              _____________________________
                              (Address)


                              _____________________________
                              (City, State, Zip Code)


                              _____________________________
                              (Social Security Number)

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                       CONSENT OF SPOUSE


          In consideration of the execution of the foregoing Incentive Stock Option Agreement by Wyle Electronics, I, ________________________________, the spouse of the Employee herein named, do hereby join with my spouse in executing the foregoing Incentive Stock Option Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.



DATED: ______________, 19__.     _____________________________
                                   Signature of Spouse



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